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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 14, 2004
Date of Report (Date of earliest event reported)

VIAD CORP

(Exact name of registrant as specified in its charter)

DELAWARE	001-11015	36-1169950
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1850 N. Central Ave., Phoenix, Arizona		85004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (602) 207-4000

Table of Contents

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits

          99.1 – Investor Presentation of New Viad.

          99.2 – Investor Presentation of MoneyGram.

Item 9. REGULATION FD DISCLOSURE

Viad Corp (“Viad” or the “Company”) is currently working to separate its payment services business conducted by its subsidiary, Travelers Express Company, Inc., from its other businesses by means of a tax-free spin-off. Effective with the spin-off, Travelers Express Company, Inc. will operate under the new name MoneyGram International, Inc. (“MoneyGram”). In anticipation of the forthcoming spin-off, certain presentations have been prepared for meetings to be held with certain current and potential investors of both MoneyGram and the remaining Viad businesses (“New Viad”). Such meetings are to be held beginning on June 14, 2004. The Company is therefore making available copies of the presentations of New Viad and MoneyGram, which are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

The information in this current report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this current report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP
(Registrant)

June 14, 2004	By /s/ G. Michael Latta

G. Michael Latta
Vice President — Controller
(Chief Accounting Officer
and Authorized Officer)